EMPLOYEE LEASING AGREEMENT

This EMPLOYEE LEASING AGREEMENT (this "Agreement") is made and entered into as of August 1, 2011 (the "Effective Date") between Montana Tunnels Mining, Inc. ("Lessor") and Elkhorn Goldfields, Inc. ("Elkhorn"). Elkhorn and Lessor are referred to herein individually as a "Party" and collectively as the "Parties".

RECITAL

WHEREAS, , Elkhorn desires to retain the services of certain employees of Lessor, and Lessor desires to provide the services of such employees to Elkhorn, on the terms and subject to the conditions set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual agreements set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Parties agree as follows:

1.           Term; Termination.

1.1           The term of this Agreement shall commence on the Effective Date of this Agreement and continue until it is terminated by either Party, as provided in this Agreement (the "Term").

1.2           Lessor or Elkhorn may terminate this Agreement at any time by providing written notice of such termination to the other Party at least ten (10) days prior to the effective date of the termination, unless such notice period is waived by the recipient.

2.           Services. On the terms and subject to the conditions set forth in this Agreement, Lessor agrees to lease the employees set forth on Exhibit A ("Employees") to Elkhorn to perform services for Elkhorn, with the allocation of time (i.e., the percentage) by such Employees between Lessor and Elkhorn to be determined by Elkhorn. Subject to Section 3 of this Agreement, Lessor will continue to be responsible for all wages, salary, compensation, employee benefits, insurance, workers' compensation coverage, unemployment compensation coverage, taxes, withholdings, contributions, expenses, employee-related reporting, filing and disclosure obligations, compliance with all employment laws, and all other employment-related liabilities for Employees that arise during the term of this Agreement.

3.           Compensation.

3.1           Elkhorn shall pay to Lessor, during the Term, the proportionate percentage (as set forth on Exhibit A) of the Lessor's wages and employee benefit costs associated with each Employee immediately prior to the entry into this Agreement (the "Compensation") for so long as such Employee performs services for Elkhorn. Lessor agrees that it shall not increase the amount of Compensation (including employee benefits) without the prior written consent of Elkhorn.

3.2           Lessor shall provide Elkhorn with an invoice within five (5) days following the end of each month setting forth the Compensation. Lessor shall promptly provide Elkhorn such additional information regarding the Compensation and the calculation thereof as Elkhorn may request. Elkhorn shall make the payments required under this Section 3 to Lessor on or before the last day of the month next following the month in which the Employee performs services for that Company pursuant to this Agreement.

4.           Supervision. During the Term, Lessor agrees that the Employees will perform services at Elkhorn’s Sourdough mine and such other services as may be mutually agreed upon by Lessor and Elkhorn. Elkhorn shall not act as an employer with respect to the Employees and shall have no responsibility, authority, or liability as such. Lessor reserves the right and authority, in its capacity as employer, to direct, supervise, and discipline (including hire, retain, and terminate) the Employees. Elkhorn, however, shall be permitted to reasonably request that Lessor replace any Employee, which request shall be promptly considered by Lessor. Elkhorn shall have the authority to designate tasks to be performed, and shall have the authority to instruct and oversee the Employees in the manner, means, and method of accomplishing such tasks for Elkhorn.

5.           Wage and Salaries. Lessor shall be responsible for the payment of all amounts to Employees. Subject to Section 3, all withholding and payroll taxes due with respect to such payments, as well as any other legally required contributions (such as in the nature of social security payments) shall be the sole responsibility of Lessor. Elkhorn shall not be obligated to pay any wage, salary, or compensation to the Employees directly, nor shall Elkhorn be responsible for any withholding taxes or contributions due with respect to such payments.

6.           Personnel Policies. Except as specified in this Agreement, all terms and conditions of employment or service applicable to the Employees shall be governed by Lessor's personnel policies and practices in effect at the execution of this Agreement, or as amended from time to time.

7.           Workers' Compensation. Lessor shall provide workers' compensation insurance for the Employees during the Term; provided, however, that Elkhorn shall reimburse Lessor for any and all claims and premiums associated with such coverage for each Employee who performs services for Elkhorn pursuant to this Agreement.

8.           Indemnification.

8.1           Lessor shall indemnify, defend and hold harmless Elkhorn, its agents, affiliates, and their respective officers, directors and employees from and against any and all losses, damages, injuries, claims, demands, liabilities, costs, and expenses (including reasonable attorneys' and other professionals' fees and expenses and in this Agreement collectively referred to as ("Losses") attributable to, arising from or caused by (i) any breach of this Agreement, (ii) by Lessor's willful misconduct or gross negligence in the performance of the services rendered by the Employees, (iii) any violation of any law in respect of the Employees, or (iv) any claims by the Employees against Elkhorn, except for Losses attributable to, arising from or caused by a material breach of this Agreement by Elkhorn or Elkhorn 's willful misconduct or gross negligence.

9.           Notification and Defense of Claim.

9.1           In the event of any claim or other assertion of liability by third parties with respect to which Elkhorn is entitled to indemnification pursuant to this Agreement, the Party seeking indemnification (the "Indemnified Party") shall notify the indemnifying Party (the "Indemnifying Party") in writing, promptly after the Indemnified Party receives notice of such claim, and in no event later than fifteen (15) days after receipt of a summons from or a complaint filed in any court or other governmental agency or body; provided, however, that failure to give such notice shall not affect the rights of the Indemnified Party hereunder except to the extent that such failure has materially prejudiced the Indemnifying Party's ability to defend such claim. The Indemnifying Party may use counsel of its own choosing, and the Indemnified Party shall reasonably cooperate with the Indemnifying Party in the defense of such claim, including the settlement of the matter on the basis stipulated by the Indemnifying Party (with the Indemnifying Party remaining responsible for all costs and expenses of such settlement). The Indemnifying Party shall keep the Indemnified Party reasonably advised of the progress of any proceedings related to such claim, and of any settlement discussions or proposals with respect thereto. If the Indemnifying Party fails to defend any such claim within a reasonable time after notice thereof or if counsel to the Indemnified Party advises the Indemnifying Party that a conflict of interest with respect to the joint defense exists, the Indemnified Party shall be entitled to undertake the defense, compromise or settlement of such claim at the expense of and for the account and risk of the Indemnifying Party.

9.2           If there is a reasonable probability that such claim may materially and adversely affect the Indemnified Party, other than as a result of money damages or other money payments totally covered by the Indemnifying Party, the Indemnified Party shall have the right, at its sole expense, to participate in the defense, compromise or settlement of such claim, and the Indemnifying Party shall not take any action materially affecting the defense, compromise or settlement of such claim without the consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed.

9.3           If the facts giving rise to indemnification hereunder shall involve a possible claim by the Indemnified Party against any third party, the Indemnified Party shall have the right, at its sole expense, to undertake the prosecution, compromise and settlement of such claim.

10.         Limitation of Liability. NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN THIS AGREEMENT, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY OR ANY OTHER PERSONS FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OR LOSSES (INCLUDING DAMAGES FOR LOSS OF BUSINESS, LOSS OF PROFITS, OR THE LIKE), WHETHER BASED ON BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE), PRODUCT LIABILITY OR OTHERWISE, EVEN IF A PARTY OR ITS REPRESENTATIVES HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

11.         No Partnership. Nothing contained in this Agreement shall be construed to create a partnership or joint venture between Lessor and Elkhorn.

12.         No Third Party Beneficiaries. Lessor and Elkhorn acknowledge that this Agreement is solely for their benefit and, subject to provisions in this Agreement regarding assignment, that of their successors and assigns; and that no third party shall have any rights or claims arising hereunder nor is it intended that any third party shall be a third party beneficiary of any provisions hereof

13.         Force Majeure. Neither Party shall be deemed to be in default hereunder or have failed or delayed to perform any obligation hereunder if it is prevented from, or delayed in, performing any such obligation by reason of force majeure, act of God, labor strike, civil unrest or similar occurrence which is beyond the control of such Party. The Party affected by any of the foregoing shall advise the other Party as soon as possible about any threatened or existing circumstance that may result in a failure or delay in performance, and use such Party's commercially reasonable efforts to commence or resume performance as soon as possible.

14.         Notices. All notices, consents, approvals, instructions and other communications required or permitted under this Agreement (collectively, "Notice") shall be effective only if given in writing and shall be considered to have been duly given when (i) delivered by hand, (ii) sent by telecopier (with receipt confirmed), provided that a copy is mailed (on the same date) by certified or registered mail, return receipt requested, postage prepaid, or (iii) received by the addressee, if sent by Express Mail, Federal Express or other reputable express delivery service (receipt requested), or by first class certified or registered mail, return receipt requested, postage prepaid. Notice shall be sent in each case to the appropriate addresses or telecopier numbers set forth below (or to such other addresses and telecopier numbers as a Party may from time to time designate as to itself by notice similarly given to the other Parties in accordance herewith, which shall not be deemed given until received by the addressee). Notice shall be given:

(a)          to Elkhorn at:

Elkhorn Goldfields, Inc.

1610 Wynkoop, STE #400

Denver, CO 80202

Attn: Eric Altman

Facsimile: (303) 957-5536

(b)          to Lessor at:

Montana Tunnels Mining, Inc.

260 Montana Tunnels Rd.

Jefferson City, MT 59638

Attn: Rob Trenaman

Facsimile: (406) 933-8373

15.        Compliance with Laws. Employment related statutes, laws; Each Party shall comply with and abide by all rules, regulations, requirements, orders, notices, for determinations, and ordinances of any federal, state, county, or municipal government and appropriate departments, commissions or boards.

16.         Assignment. Neither Party to this Agreement may assign its rights hereunder without the prior written consent of the other Party.

17.         No Waiver. The failure of a Party to insist on strict adherence to any term of this Agreement on any occasion shall not be considered a waiver of, or deprive that Party of the right thereafter to insist upon strict adherence to, that term or any other term of this Agreement. Any waiver must be in writing signed by the Party against which such waiver may be asserted. No waiver or consent to any action on anyone occasion shall be deemed to be or imply a waiver or consent to other actions or similar actions not specifically waived or consented to.

18.         Amendments in Writing. Amendments to or modifications of this Agreement shall only be valid if made in writing and signed by the Parties to this Agreement.

19.         Headings. The headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

20.         Severability. In the event that any provision of this Agreement shall be unenforceable, in whole or in part, such provision shall be limited to the extent necessary to render the same valid, or shall be excised from this Agreement, as circumstances require to effectuate the intent of the Parties in entering into this Agreement, and this Agreement shall be construed as if said provision had been incorporated in this Agreement as so limited, or as if said provision had not been included in this Agreement, as the case may be.

21.         Entire Agreement. This Agreement constitutes the entire agreement of the Parties to this Agreement with respect to the subject matter of this Agreement and supersedes all prior agreements and undertakings, both written and oral.

22.         Governing Law and Venue. This Agreement is made under and shall be governed by and construed in accordance with the laws of the State of Colorado without giving effect to principles of conflicts of laws of that state. The Parties hereby submit to the exclusive jurisdiction and venue of the courts of the State of Colorado for purposes of any legal action.

[Signature Pages Follow.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first above written.

LESSOR:		ELKHORN

MONTANA TUNNELS MINING, INC.		ELKHORN GOLDFIELDS, INC.

By:	/s/ Robert Trenaman	By:	/s/ Eric Altman

Name:	Robert Trenaman	Name:	Eric Altman

Title:	President	Title:	CFO

Exhibit A

Leased Employees

(As of August 31, 2011)

Gretchen Garwood

Jerry Frohreich

Jerry Koon

Joe Wickens

Becky Quick

John Schaefer